                    SECURITIES AND EXCHANGE COMMISSION


                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                    Date of Report:  February 15, 1999

             AmeriCredit Automobile Receivables Trust 1998-B
          (Exact Name of Registrant as specified in its charter)


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
        United States                333-36365               88-0359494
        -------------                ---------               ----------
 (State or Other Jurisdiction  (Commission File Number)   (I.R.S. Employer
       of Incorporation)                                   Identification
                                                                 Number)
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                         c/o AmeriCredit Financial
                               Services, Inc.
                         Attention:  Daniel E. Berce
                             200 Bailey Avenue
                            Fort Worth, TX  76107
                            (Address of Principal
                              Executive Office)

                               (817) 332-7000
                         Registrant's phone number


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Item 5.  Other Events

     Information relating to distributions to Noteholders for the January, 1999 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Floating Rate Asset Backed Notes, Class A-4 Asset Backed Notes, and the Class A-5 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of May 11, 1998 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Bank One, N.A., as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.  Financial Statements, Exhibits

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

     Exhibit No.     Exhibit
     -----------     -------
        99.1         Preliminary Servicer's Certificate and Servicer's
                     Certificate for the January, 1999 Collection
                     Period relating to the Notes issued by the Registrant pursuant to the Agreement.

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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 1998-B

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer



February 15, 1999





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                                   EXHIBIT INDEX

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

          Exhibit
          -------
            99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the January, 1999 Collection Period relating to the Notes issued by the Registrant.

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